Exhibit 10.1

AMENDMENT NUMBER TWO

TO THE

REGIONS FINANCIAL CORPORATION

POST 2006 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated as of January 1, 2020 (the “Supplemental Plan”)

Regions Financial Corporation hereby amends the Supplemental Plan as follows:

1.     Effective October 19, 2021, a new Section 3.01(g) is hereby added to read as follows:

(g)	Freeze/Conversion of Benefit

Effective as of October 19, 2021, if a Participant’s Supplemental Benefit or Enhanced Benefit (as applicable) is fully vested, the Participant is retirement eligible, including eligible for early retirement, and the Participant has elected to be paid in the form of a lump sum, such Participant may elect to have his or her Accrued Benefit frozen (“Frozen Benefit”), and the value of such Frozen Benefit be “converted” to a Converted Benefit, as described below:

1.     Frozen Benefit. A Frozen Benefit shall be computed based on Credited Service, Average Monthly Earnings, a payment date commencing as of the first day of the month following the Sponsor’s receipt of such election (or if not administratively practicable, the first day of the second month following the Sponsor’s receipt of such election) (“Conversion Date”), and any other applicable factors as of the Conversion Date, assuming payment in the form of a single life annuity regardless of the form of payment or commencement date actually elected under this Supplemental Plan.

2.    Converted Benefit. The Frozen Benefit shall be “converted” to a defined contribution form of benefit (an account balance) with an actuarial present value based on the Conversion Date, and actuarial assumptions in effect under this Supplemental Plan on such Conversion Date (the “Converted Benefit”). As soon as administratively feasible after the Conversion Date, the Converted Benefit shall be credited to a Supplemental Executive Retirement Plan Account within the meaning of, and administered in accordance with, the Regions Financial Corporation Non-Qualified Excess 401(k) Plan. The amounts attributable to the Converted Benefit shall be distributed at the same time and form as provided under this Supplemental Plan as in effect on the Conversion Date.

Notwithstanding anything herein to the contrary, effective upon the date the Converted Benefit is credited to a Supplemental Executive Retirement Plan Account under the Regions Financial Corporation Non-Qualified Excess 401(k) Plan, the Participant’s Accrued Benefit in this Supplemental Plan shall be reduced to $0 and the Participant shall no longer be eligible to participate in, or accrue any benefits under, this Supplemental Plan.

2.    Amend Section 3.01(f)(2) by replacing “Regions Financial Corporation Supplemental 401(k) Plan” with the following:

“Regions Financial Corporation Non-Qualified Excess 401(k) Plan (previously named the Regions Financial Corporation Supplemental 401(k) Plan)”.

3.    Solely for purposes of clarification (and without changing the intended meaning of the provision), amend Section 3.02(b) by replacing the last sentence in said section with the following:

For the avoidance of doubt, the preceding sentence does not affect the applicable actuarial factors and other terms and conditions that apply to the calculation of benefits, which shall be based on payment in the first such tax year.

4.    Amend Section 3.02(f) by deleting said subsection and replacing it with the following:

Acceleration to Pay Employment Taxes. Notwithstanding anything herein to the contrary, a portion of each Participant’s Supplemental Benefit or Enhanced Benefit, as applicable, may be accelerated to pay any employment taxes (including, but not limited to, income and FICA taxes) and the associated withholding on accelerated benefits when due.

5.    Effective January 1, 2022, amend Appendix A by deleting the third sentence in the first paragraph and replacing said sentence with the following:

The “applicable interest rate” is as follows:

For annuity starting dates in 2022, the average of:

(i)	the thirty (30) day average of the rate of interest on 30-year Treasury securities as specified by the Commissioner determined as of the fourth calendar month preceding the 2019 Plan Year;

(ii)	the thirty (30) day average of the rate of interest on 30-year Treasury securities as specified by the Commissioner determined as of the fourth calendar month preceding 2020 Plan Year; and

(iii)	the twelve (12) month average of the rate of interest on 30-year Treasury securities as specified by the Commissioner from September 1, 2020 – August 31, 2021.

For annuity starting dates in 2023, the average of:

(i)	the thirty (30) day average of the rate of interest on 30-year Treasury securities as specified by the Commissioner determined as of the fourth calendar month preceding 2020 Plan Year;

(ii)	the twelve (12) month average of the rate of interest on 30-year Treasury securities as specified by the Commissioner from September 1, 2020 – August 31, 2021; and

(iii)	the twelve (12) month average of the rate of interest on 30-year Treasury securities as specified by the Commissioner from September 1, 2021 – August 31, 2022.

For annuity starting dates in 2024, the average of:

(i)	the twelve (12) month average of the rate of interest on 30-year Treasury securities as specified by the Commissioner from September 1, 2020 – August 31, 2021;

(ii)	the twelve (12) month average of the rate of interest on 30-year Treasury securities as specified by the Commissioner from September 1, 2021 – August 31, 2022;

(iii)	the twelve (12) month average of the rate of interest on 30-year Treasury securities as specified by the Commissioner from September 1, 2022 – August 31, 2023; and

For annuity starting dates in Plan Years after 2024, the average of: the twelve (12) month average of the rate of interest on 30-year Treasury securities as specified by the Commissioner from September 1 – August 31 for the three years prior to the Plan Year during which the annuity starting date for distribution occurs.

6.    All other terms, provisions and conditions of the Supplemental Plan not herein amended shall remain in full force and effect.